UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2025

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2025, the Board of Directors (the "Board") of Customers Bancorp, Inc. (the "Company"), appointed Maurice Michael (“Mike”) Gill, Robert Krasne, Susan Looney and Dalton Sirmans to serve as directors of the Company, effective as of October 29, 2025.
Mike Gill is a retired attorney who spent 13 years at Accenture LLP, including as Managing Director Global Complex Contracting, and before that practiced law as a transactional attorney for over 25 years. Mr. Gill holds a Bachelor of Science in Business from the University of Missouri and a Juris Doctor from the University of Missouri School of Law.
Robert Krasne is the Co-Chair of The Steinman Foundation and the Chair and former Chief Executive Officer of Steinman Communications. Mr. Krasne holds an A.B. in Economics from Georgetown University and a J.D. from the Georgetown University Law Center.
Susan Looney is the sixth president of Reading Area Community College in Reading, PA. Dr. Looney holds an Associate’s Degree from Brookdale Community College, a Bachelor of Science in Business Administration and an MBA from Monmouth University, a Juris Doctorate from Widener University School of Law, and a Doctorate in Education, specializing in Higher Education Leadership, from Nova Southeastern University.
Dalton Sirmans is the Co-Founder and Senior Partner of Amplio Ventures and the Co-Founder and former Chief Executive Officer of MainStreet Technologies. Mr. Sirmans holds an ALM International Relations and Affairs from the Harvard University Extension School, a Bachelor of Science, Criminal Justice, from Valdosta State University, and an Associate of Science, Sociology, from Abraham Baldwin Agricultural College.
Effective as of October 29, 2025, each of Dr. Looney and Messrs. Gill, Krasne and Sirmans will also serve as a director of the Company’s wholly owned subsidiary, Customers Bank.
Effective October 29, 2025, the size of the Company’s Board will increase to twelve members. None of Dr. Looney or Messrs. Gill, Krasne or Sirmans was selected as a director pursuant to any arrangement or understanding between such director and any other person and there are no related party transactions between the Company and any of Dr. Looney or Messrs. Gill, Krasne or Sirmans reportable under Item 404(a) of Regulation S-K. In connection with his or her service as a director, each will be entitled to the same compensation and benefits made available to the Company's non-employee directors generally, which compensation will be pro-rated for service until the end of the current fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Andrew B. Sachs
Name: Andrew B. Sachs
Title: Executive Vice President - General Counsel and Corporate Secretary

Date: September 26, 2025